Exhibit 5.1




                                                              Lindley S. Branson
                                                              612 343-2827

                                  June 2, 1997





HealthWatch, Inc.
2445 Cades Way
Vista, California  92083

         RE:      Registration Statement on Form SB-2

Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended ("Act"), of an aggregate of 1,500,000 shares of the Common Stock, $.07 par value (the "Shares"), of HealthWatch, Inc. (the "Company").

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form SB-2. We have examined the Articles of Incorporation, as amended, and the Bylaws of the Company, such records of proceedings of the Company as deem material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares upon the exercise of the Warrants as described in the aforementioned Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Company.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of State laws regulating the offer and sale of securities.

         We understand that this opinion is to be used in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.


                                                   Very truly yours,

                                                   GRAY, PLANT, MOOTY,
                                                     MOOTY & BENNETT, P.A.



                                                   By  /s/ Lindley S. Branson
                                                       -------------------------
                                                       Lindley S. Branson